Exhibit 99.1

Columbia Sportswear Company Reports First Quarter 2020 Financial Results and Provides Updates on Response to COVID-19

First Quarter 2020 Financial Results and COVID-19 Response Summary
Lower net sales and profitability in first quarter 2020 compared to first quarter 2019 primarily reflects the impact of lower consumer demand resulting from the ongoing COVID-19 pandemic.

•Net sales decreased 13 percent to $568.2 million, compared to first quarter 2019.

•Loss from operations of $(2.0) million, or (0.3) percent of net sales, compared to first quarter 2019 operating income of $88.0 million, or 13.4 percent of net sales. First quarter 2020 loss from operations include a $21.5 million year-over-year increase in bad debt expense and a $9.2 million year-over-year increase in inventory obsolescence provisions.

•Break even diluted earnings per share, compared to first quarter 2019 diluted earnings per share of $1.07.

•Recent actions to mitigate the financial impact of the COVID-19 pandemic have been focused on financial liquidity enhancements, cost containment measures and capital preservation actions including suspending dividends and share repurchases.

PORTLAND, Ore. - April 30, 2020 - Columbia Sportswear Company (NASDAQ: COLM, the "Company"), a leading innovator in active outdoor lifestyle apparel, footwear, accessories and equipment, today announced first quarter 2020 financial results for the period ended March 31, 2020 and updates regarding the Company's response to the COVID-19 pandemic.

Chairman, President and Chief Executive Officer Tim Boyle commented, "Our focus remains on the health and safety of our employees, their families, our customers and our communities. I'm proud of the strength and resilience of our global employees, whose dedication, focus and responsiveness are vital to successfully navigating this unprecedented global health and economic crisis. First quarter results largely reflect the impact of the COVID-19 pandemic, which escalated throughout the quarter as the global effort to contain the pandemic unfolded. It is important to note that we entered into this crisis in a position of strength, with a fortress balance sheet and top quartile operating margin performance in our industry in 2019. As consumers look to make every dollar they spend count within this challenging economic environment, we believe the Columbia brand’s differentiated innovation and exceptional value are as important as ever."

"It is impossible to predict when this crisis will pass, but we have weathered many storms during Columbia’s long history, which spans more than 80 years, and I am confident that we will get through this one as well. We have quickly taken steps to enhance liquidity, preserve capital, contain costs and manage inventory to mitigate the financial impact of the pandemic, and we are keenly focused on emerging in a stronger competitive position."

“Our long-term commitment to driving sustainable and profitable growth has not changed and our strategic priorities remain to:
•drive brand awareness and sales growth through increased, focused demand creation investments;
•enhance consumer experience and digital capabilities in all our channels and geographies;
•expand and improve global direct-to-consumer operations with supporting processes and systems; and
•invest in our people and optimize our organization across our portfolio of brands."

CFO's Commentary Available Online

For a detailed review of the Company's first quarter 2020 financial results and additional updates relating to the COVID-19 pandemic, please refer to the CFO Commentary exhibit furnished to the Securities and Exchange Commission (the "SEC") on Form 8-K and published on the Investor Relations section of the Company's website at http://investor.columbia.com/results.cfm at approximately 4:15 p.m. ET today. Analysts and investors are encouraged to review this commentary prior to participating in our conference call.

COVID-19 Update

In first quarter 2020, lower consumer demand related to the COVID-19 pandemic began to impact financial performance in China in late January, Korea and Japan in early February and North America and Europe in March. Retail traffic trends declined across North America and Europe in early March, prior to store closures which began in mid-March. In light of the current and anticipated environment, the Company has taken several actions to mitigate the financial impacts of the COVID-19 pandemic including financial liquidity enhancements, capital preservation actions including suspending dividends and share repurchases, cost containment measures and actions to manage inventory. Please reference the CFO Commentary exhibit for a detailed review of COVID-19 pandemic related issues impacting the Company and key actions taken up to the date of this release.
First Quarter 2020 Financial Results
(All comparisons are between first quarter 2020 and first quarter 2019, unless otherwise noted.)

Net sales decreased 13 percent to $568.2 million, from $654.6 million for the comparable period in 2019.

Gross margin contracted 360 basis points to 47.8 percent of net sales from 51.4 percent of net sales for the comparable period in 2019.

SG&A expenses increased 10 percent to $276.8 million, or 48.7 percent of net sales, from $251.8 million, or 38.5 percent of net sales, for the comparable period in 2019.

Loss from operations of $(2.0) million, or (0.3) percent of net sales, compared to operating income of $88.0 million, or 13.4 percent of net sales, for the comparable period in 2019. First quarter 2020 loss from operations include a $21.5 million year-over-year increase in bad debt expense and a $9.2 million year-over-year increase in inventory obsolescence provisions.

Net income decreased 100 percent to $0.2 million, or $0.00 per diluted share, from $74.2 million, or $1.07 per diluted share, for the comparable period in 2019.

Balance Sheet as of March 31, 2020

Cash, cash equivalents and short-term investments totaled $706.9 million, compared to $703.1 million at March 31, 2019.
Short-term borrowings totaled $174.4 million. There were no short-term borrowings at March 31, 2019.
Inventories increased 11 percent to $577.1 million, compared to $520.6 million at March 31, 2019.

Share Repurchases for the Three Months Ended March 31, 2020

The Company repurchased 1,557,184 shares of common stock for an aggregate of $132.9 million, or an average price per share of $85.34, under a previously established written plan.

At March 31, 2020, $82.2 million remained available under the current stock repurchase authorization. As part of a broader capital preservation effort during the ongoing COVID-19 pandemic, the Company has suspended share repurchases.

Quarterly Cash Dividend

As part of a broader capital preservation effort during the ongoing COVID-19 pandemic, subsequent to payment of the dividend declared and paid earlier in the first quarter of 2020, the Company’s Board of Directors suspended future quarterly cash dividends.

Conference Call

The Company will hold its first quarter 2020 conference call at 5:00 p.m. ET today. Dial (877) 407-9205 to participate. The call will also be webcast live on the Investor Relations section of the Company's website at http://investor.columbia.com.

Second Quarter 2020 Reporting Date

Columbia Sportswear Company plans to report second quarter 2020 financial results on Thursday, July 30, 2020 at approximately 4:00 p.m. ET.

Supplemental Financial Information

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in United States dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the United States dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into United States dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP financial measure useful by reviewing our net sales results without the volatility in foreign currency exchange rates. This non-GAAP financial measure also facilitates management's internal comparisons to our historical net sales results and comparisons to competitors' net sales results.

The non-GAAP financial measures should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" table included herein. The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations, anticipations or beliefs about the future and its ability to weather the COVID-19 crisis. Forward-looking statements often use words such as "will," "anticipate," "estimate," "expect," "should," "may" and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties include those relating to the spread of COVID-19, the severity of the disease, the duration of the COVID-19 pandemic, actions that may be taken by governmental authorities to contain the pandemic or to treat its impact, and economic slowdowns that have and may continue to result from the pandemic. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About Columbia Sportswear Company
Columbia Sportswear Company has assembled a portfolio of brands for active lives, making it a leader in the global active outdoor lifestyle apparel, footwear, accessories, and equipment industry. Founded in 1938 in Portland, Oregon, the Company's brands are today sold in approximately 90 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, SOREL® and prAna® brands. To learn more, please visit the Company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Contact:
Andrew Burns, CFA
Director of Investor Relations and Competitive Intelligence
Columbia Sportswear Company
(503) 985-4112
aburns@columbia.com

- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,
(in thousands)	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$671,108	$430,447
Short-term investments	35,828	272,603
Accounts receivable, net	312,951	341,136
Inventories	577,124	520,614
Prepaid expenses and other current assets	113,726	73,850
Total current assets	1,710,737	1,638,650
Property, plant, and equipment, net	332,997	298,379
Operating lease right-of-use assets	387,984	362,568
Intangible assets, net	122,850	125,830
Goodwill	68,594	68,594
Deferred income taxes	73,827	77,760
Other non-current assets	54,498	41,928
Total assets	$2,751,487	$2,613,709
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$174,443	$—
Accounts payable	150,971	186,943
Accrued liabilities	214,044	224,385
Operating lease liabilities	64,456	59,214
Income taxes payable	6,441	9,302
Total current liabilities	610,355	479,844
Non-current operating lease liabilities	364,300	337,832
Income taxes payable	48,320	50,610
Deferred income taxes	8,944	9,112
Other long-term liabilities	22,977	15,662
Total liabilities	1,054,896	893,060
Shareholders' equity	1,696,591	1,720,649
Total liabilities and equity	$2,751,487	$2,613,709

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2020	2019
Net sales	$568,228	$654,608
Cost of sales	296,514	317,879
Gross profit	271,714	336,729
	47.8%	51.4%

Selling, general and administrative expenses	276,820	251,755
Net licensing income	3,119	2,984
Income (loss) from operations	(1,987)	87,958
Interest income, net	1,813	3,400
Other non-operating income, net	1,738	446
Income before income tax	1,564	91,804
Income tax expense	(1,351)	(17,627)
Net income	$213	$74,177

Earnings per share:
Basic	$0.00	$1.09
Diluted	$0.00	$1.07
Weighted average shares outstanding:
Basic	66,970	68,290
Diluted	67,412	69,052

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2020	2019
Cash flows from operating activities:
Net income	$213	$74,177
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and non-cash lease expense	32,994	28,998
Provision for uncollectible accounts	19,229	(2,317)
Loss on disposal or impairment of property, plant, and equipment	2,138	958
Deferred income taxes	3,802	191
Stock-based compensation	3,675	4,215
Changes in operating assets and liabilities:
Accounts receivable	150,687	110,954
Inventories	23,510	862
Prepaid expenses and other current assets	(11,922)	6,952
Other assets	(5,873)	(3,394)
Accounts payable	(100,402)	(81,242)
Accrued liabilities	(77,861)	(54,723)
Income taxes payable	(9,429)	(13,761)
Operating lease assets and liabilities	(16,807)	(14,721)
Other liabilities	(1,200)	1,495
Net cash provided by operating activities	12,754	58,644
Cash flows from investing activities:
Purchases of short-term investments	(35,044)	(136,257)
Sales and maturities of short-term investments	1,631	128,000
Capital expenditures	(9,452)	(25,199)
Net cash used in investing activities	(42,865)	(33,456)
Cash flows from financing activities:
Proceeds from credit facilities	175,719	21,942
Repayments on credit facilities	(1,054)	(21,942)
Proceeds from issuance of common stock related to stock-based compensation	1,096	8,579
Tax payments related to stock-based compensation	(4,207)	(5,432)
Repurchase of common stock	(132,889)	(18,845)
Purchase of non-controlling interest	—	(13,970)
Cash dividends paid	(17,195)	(16,418)
Net cash provided by (used in) financing activities	21,470	(46,086)
Net effect of exchange rate changes on cash	(6,260)	(450)
Net decrease in cash and cash equivalents	(14,901)	(21,348)
Cash and cash equivalents, beginning of period	686,009	451,795
Cash and cash equivalents, end of period	$671,108	$430,447
Supplemental disclosures of non-cash investing and financing activities:
Property, plant and equipment acquired through increase in liabilities	$2,503	$8,177

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended March 31,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In millions, except percentage changes)	2020	Translation	2019(1)	2019	% Change	% Change(1)
Geographical Net Sales:
United States	$375.9	$—	$375.9	$412.2	(9)%	(9)%
LAAP	102.6	1.4	104.0	132.9	(23)%	(22)%
EMEA	55.8	1.4	57.2	71.3	(22)%	(20)%
Canada	33.9	(0.5)	33.4	38.2	(11)%	(13)%
Total	$568.2	$2.3	$570.5	$654.6	(13)%	(13)%

Brand Net Sales:
Columbia	$471.7	$2.3	$474.0	$552.2	(15)%	(14)%
SOREL	38.7	—	38.7	39.5	(2)%	(2)%
prAna	36.5	—	36.5	41.2	(11)%	(11)%
Mountain Hardwear	21.3	—	21.3	21.7	(2)%	(2)%
Total	$568.2	$2.3	$570.5	$654.6	(13)%	(13)%

Product Category Net Sales:
Apparel, Accessories and Equipment	$452.2	$1.6	$453.8	$526.0	(14)%	(14)%
Footwear	116.0	0.7	116.7	128.6	(10)%	(9)%
Total	$568.2	$2.3	$570.5	$654.6	(13)%	(13)%

Channel Net Sales:
Wholesale	$325.9	$1.3	$327.2	$363.2	(10)%	(10)%
DTC	242.3	1.0	243.3	291.4	(17)%	(17)%
Total	$568.2	$2.3	$570.5	$654.6	(13)%	(13)%
(1) Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the United States. dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year.